Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-152146, 333-163208, 333-216166, 333-227525, 333-233137 and 333-249902 on Form S-8 and Registration Nos. 333-226341, 333-228581, 333-252170 and 333-253053 on Form S-3 of our reports dated March 12, 2021, relating to the financial statements of EyePoint Pharmaceuticals, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 12, 2021